Exhibit 99.1

Catalent, Inc. Announces Public Offering of Common Stock

SOMERSET, N.J. –July 23, 2018—Catalent, Inc. (“Catalent”) (NYSE:CTLT), the leading global provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products, today announced that it has launched an underwritten public offering (the “Offering”) of $400.0 million of its common stock. In connection with the Offering, Catalent intends to grant the underwriters an option for 30 days to purchase up to $60.0 million of additional shares of its common stock.

Catalent intends to use the net proceeds of the Offering to repay a portion of the outstanding borrowings under its U.S. dollar-denominated term loans.

J.P. Morgan, Morgan Stanley, RBC Capital Markets, BofA Merrill Lynch and Wells Fargo Securities are acting as bookrunners for the Offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of common stock or any other security of Catalent in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Offering is being made pursuant to an effective shelf registration statement, including a base prospectus, that was filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2016 and is available on the SEC website. A preliminary prospectus supplement and the accompanying base prospectus related to the Offering have been filed with the SEC on July 23, 2018 and are available on the SEC website. Copies of these documents may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204, or by email at prospectus_eq@jpmchase.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; RBC Capital Markets LLC, Attention: Equity Syndicate Department, 200 Vesey Street, 8th Floor, New York, NY 10281; by phone at (877) 822-4089; or by email at equityprospectus@rbccm.com; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com; and Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com. The registration statement is available on the SEC’s website at www.sec.gov under Catalent’s name.

FORWARD-LOOKING STATEMENTS

This release contains both historical and forward-looking statements, including regarding the expected consummation of the proposed offering and plans and estimates regarding the use of proceeds therefrom. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified because they relate to the topics set forth above or by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: participation in a highly competitive market and increased competition may adversely affect Catalent’s business; demand for Catalent’s offerings which depends in part on their customers’ research and development and the clinical and market success of their products; product and other liability risks that could adversely affect Catalent’s results of operations, financial condition, liquidity, and cash flows; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on the business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political, and regulatory risks to Catalent’s operations; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks, and other forms of intellectual property protections; fluctuations in the costs, availability, and suitability of the components of the products Catalent manufactures, including active pharmaceutical ingredients, excipients, purchased components, and raw materials; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar and other foreign currencies including as a result of the recent U.K. referendum to exit from the European Union; adverse tax legislative or regulatory initiatives or challenges to Catalent’s tax positions; loss of key personnel; risks generally associated with information systems; inability to complete any future acquisitions and other transactions that may complement or expand the business of Catalent or divest of non-strategic businesses or assets and Catalent’s ability to successfully integrate acquired businesses and realize anticipated benefits of such acquisitions; offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in disputes; additional cash contributions required to fund Catalent’s existing pension plans; substantial leverage resulting in the limited ability of Catalent to raise additional capital to fund operations and react to changes in the economy or in the industry; exposure to interest rate risk to the extent of Catalent’s variable rate debt and preventing Catalent from meeting its obligations under its indebtedness. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s preliminary prospectus supplement filed July 23, 2018 with the SEC, Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed August 28, 2017 with the SEC, Catalent’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, filed February 5, 2018 with the SEC, Catalent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed May 1, 2018 with the SEC, and Exhibit 99.4 to its Current Report on Form 8-K, filed September 25, 2017 with the SEC. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

Contact:

Catalent, Inc.

Investor Contact:

Thomas Castellano, 732-537-6325

investors@catalent.com

Ticker Slug:

Ticker: CTLT

Exchange: NYSE